Summarizing 2011 and Looking Ahead to 2012

As we look back at 2011, FHLBank Topeka (FHLBank) had another strong year, meeting or surpassing most of the goals we set as the year began. Our district’s Midwestern values result in strong business partnerships based on trust. We sincerely appreciate the business relationship we have with you and are hopeful that you and the communities you serve continue to prosper in the new year.

Our goals as your FHLBank are fairly simple. We partner with you in providing liquidity to support your community. As such, we strive to perform flawlessly three very important principles. First, we strive to provide you with secured funding at all times, in any size and in any maturity. Second, we strive to always repurchase your excess stock, whenever requested. Finally, we strive to pay above market dividend rates, so that the biggest users of our products gain the biggest benefit. We have accomplished these goals in 2011, being one of your preferred funding providers. Since FHLBank’s capital base is largely tied to advances, we were able to repurchase capital while continuing to provide good returns to you, our members. FHLBank declared average quarterly dividends in 2011 of 0.33% and 3.25% on Class A and Class B shares respectively. Because the Class B activity stock generally supports advances at a 20:1 ratio, the 2011 dividends effectively lowered our members’ short-term borrowing costs to near zero during the prolonged low interest rate environment.

As we move forward in 2012, we are renewing our focus on your success by sharing ideas to generate loans and increase profits. Our staff has developed several tools and strategies that describe market opportunities and offer solutions for safely making and funding loans and securities.

We are also continuing to build on the success of our Mortgage Partnership Finance® (MPF®) Program, which has proven to be a reliable secondary market outlet for our members’ fixed rate residential mortgages. Because of our members’ strong ability to underwrite loans, credit losses remain small, making our MPF portfolio one of the most profitable assets held on our balance sheet. Member participation in the MPF Program increased by 16%, or 23 members, during the year.

Also during 2011, FHLBank was able to support the housing and economic development activities of our members with more than $10 million in Affordable Housing Program, Homeownership Set-aside Program and Joint Opportunities for Building Success grants. These grant dollars tied to projects sponsored by our members have a direct impact on low- to moderate-income housing and economic development initiatives throughout our four-state region.

Your Federal Home Loan Bank continues to be a strong partner in supporting and building your communities. We are committed to delivering the liquidity and financial products that will support your success in 2012.

Andy Jetter President and CEO	Dave Fisher Senior EVP and COO

Mortgage Partnership Finance and MPF are registered trademarks of the Federal Home Loan Bank of Chicago.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “will,” “continue” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.